O'CONNER, MALONEY & COMPANY
                          Certified Public Accountants
              466 MAIN STREET, WORCESTER, MASSACHUSETTS 01608-2370
                 Telephone 508/757-6391 Telecopier 508/797-9307

DONALD F. O. MALONEY, CPA
DONALD F. O. MALONEY, JR., CPA
JOSEPH F. GRIMALDO, CPA
ARTHUR T. BORB, CPA
PAUL F. SCZEPANSKI, CPA
ANTHONY D. ROZEVICIUS, CPA
ROBERT V. MALONEY, CPA
ROBERT G. SOULAY, CPA
CAROL J. MALONEY, CPA


                                  July 26, 2001

Securities  and  Exchange  Commission  Washington,  D.C.  20549

Re:  Mass  Megawatts  Power,  Inc.
     11  Maple  Avenue
     Shrewsbury,  MA  01545
     Form  BK  Current  Report

To  Whom  It  May  Concern:

     We have reviewed the Form 8K Current Report of the above named registrant dated July 18, 2001.

     This will confirm to you that we agree with the statements made in that report and in particular that the reason for the change in our appointment as independent accountants was due to the fact that a partner in this firm purchased an equity position in Mass Megawatts giving rise to an independence issue.

                                          Very truly yours,


                                          /s/ Donald P.O. Maloney
                                          Donald P.O. Maloney

DFOM/mn
enclosure


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